Exhibit 99.1

Actelis Networks Accelerates US Federal Government and Military Expansion Efforts, Hires Industry Veteran Sales Director as Company accelerates efforts in Major Military Branches.

Strategic federal initiative includes appointment of Jason Chasse, a US Federal and Military sales veteran with over 30 years of experience, as Director of Federal Sales.

FREMONT, Calif., June 16, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced that it is accelerating its federal and military market expansion initiatives. As part of this strategic push, the Company is pleased to announce that it has hired Mr. Jason Chasse as full-time Director of Federal Sales. Actelis has a long history serving as a trusted partner to major military and federal agencies and believes the Company is uniquely positioned to capitalize on major opportunities in the sector.

These strategic steps reflect Actelis’ growing momentum in the federal sector, where the Company’s unique ability to deliver immediate, secure networking solutions over existing infrastructure addresses critical modernization needs across military installations and other federal agencies. Actelis’ position is further bolstered thanks to its solutions being listed on the Department of Defense Information Network (DoDIN) Approved Products List following Joint Interoperability Test Command (JITC) and National Institute of Standards and Technology (NIST) FIPS certifications.

“We are accelerating our federal and military market efforts based on the recent market developments,” said Tuvia Barlev, Chairman and CEO of Actelis. The appointment of Jason Chasse as our dedicated Director of Federal Sales reflects our efforts and commitment to capture opportunities and building long-term strategic relationships across the federal and defense community. I am confident that Jason’s strong experience and relationships in the federal sector will help us achieve further growth.”

Chasse brings over 30 years of specialized federal sales experience across the various U.S. Department of Defense, NATO, Intelligence and Federal agencies. His distinguished career includes senior federal sales roles at major technology companies including Recorded Future, Flexera, Brocade, McAfee, Ciena and Cabletron Systems. Prior to his corporate career, he served as a SIGINT/Electronic Warfare Analyst and Intelligence School Instructor in the Army Intelligence Corps.

“I’m joining Actelis at an incredibly exciting time, as the Company is positioned to capture and expand business in the Federal market,” said Jason Chasse, Actelis’ new Director of Federal Sales. “Having worked extensively with Federal and Military leadership throughout my career, I understand the urgent need for solutions like those Actelis offers. Those secure, rapid-to deploy networking solutions can modernize military installations without the delays and costs of traditional fiber installation as these agencies are striving for fast project completions on the bases and in the tactical networks that need our DoD-certified, proven cyber hardened solutions.”

Actelis has established strong relationships within the defense community, with proven deployments across military installations including recent contracts from U.S. Army installations and Army National Guard bases. The Company’s GigaLine solution has proven effective for military base modernization, providing secure, multi-gigabit connectivity for critical base operations. The federal market acceleration comes as military branches and key governmental agencies face mounting pressure to modernize aging network infrastructure while maintaining the highest security standards.

The Company’s hybrid-fiber networking technology enables federal and military customers, to achieve immediate fiber-grade connectivity over existing infrastructure, dramatically reducing deployment time from months to days

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com